Exhibit 23.2

CONSENT OF SEYFARTH SHAW LLP

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-207460 on Form S-1 (the “Registration Statement”) of our opinion dated December 10, 2015 filed as Exhibit 5.1 to the Pre-Effective Amendment No. 2 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which is part of this Registration Statement.

/s/ Seyfarth Shaw LLP
New York, New York
February 24, 2016